Exhibit 99.1

Informa TechTarget

August 12, 2025

Informa TechTarget Q2 2025: Continuing Momentum, including 15%+ Quarter-over-Quarter Sequential Revenue Growth

NEWTON, Mass: TechTarget, Inc. (Nasdaq: TTGT), (“Informa TechTarget” or the “Company”), a leading growth accelerator for the B2B Technology sector, today published its financial results for the second quarter of 2025, including strong sequential growth in Revenues and Adjusted EBITDA(1), and a narrowing of its net loss from Q1. The Company also reaffirmed its full year 2025 guidance.

Gary Nugent, Chief Executive Officer, Informa TechTarget, said:

“We continue to make good progress through the Foundation Year for Informa TechTarget, delivering sequential improvement in financial performance through Q2, as the impact of our early strategic actions are beginning to bear fruit. We are targeting continuing momentum in H2 as we unlock the benefits of combination in talent, product and go-to-market, and serve our customers with an increasingly powerful portfolio of specialist products and services to help them accelerate their growth.”

Highlights

•
Q2 Performance Acceleration: Revenues increased 15.5% vs Q1 with encouraging performance in strategic priority areas; Q2 Net Income impacted by technical non-cash impairment reflecting reduction in market capitalization since end of Q1 versus book value;
•
Continued Progress on Combination Plan: Proceeding at pace during 2025 Foundation Year with focus on reshaping and optimizing the combined company to focus on strengths and capture opportunities from scale, breadth and diversity;
•
Full Year Guidance Reaffirmed: Improving momentum expected to continue in H2 as combined proposition gains traction; coupled with delivery of cost synergies, this underpins guidance of broadly flat revenues and increase in Adjusted EBITDA to at least $85 million;
•
Long-term Growth Opportunity: We expect underlying demand for data-driven marketing solutions to remain strong; the scale, breadth and diversity of Informa TechTarget creates a unique opportunity to build a leading position in a long-term growth market;

Financial Summary

	2025	2024	2024	Growth	Growth
Three Months Ended June 30	Reported	As Restated	Combined	Reported vs As Restated	Reported vs Combined
	$m	$m	$m(1), (2)%		%(1), (2)
Revenue	$120	$63	$122	90%	(2)%
Net loss	$(399)	$(40)	$(31)	n/a	n/a
Net loss margin	(332)%	(64)%	(26)%	n/a	n/a
Adjusted EBITDA(1)	$17	$2	$19	641%	(8)%
Adjusted EBITDA margin (%)(1)	14%	4%	16%	11%	(1)%

	2025	2024	2024	Growth	Growth
Six Months Ended June 30	Reported	As Restated	Combined	Reported vs As Restated	Reported vs Combined
	$m	$m	$m(1), (2)%		%(1), (2)
Revenue	$224	$122	$232	84%	(4)%
Net loss	$(922)	$(60)	$(63)	n/a	n/a
Net loss margin	(412)%	(49)%	(27)%	n/a	n/a
Adjusted EBITDA(1)	$23	$2	$32	866%	(27)%
Adjusted EBITDA margin (%)(1)	10%	2%	14%	8%	(3)%
(1)
Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for explanations of these measures and reconciliations to comparable GAAP measures.
(2)
Combined Company measure represents Informa TechTarget’s performance for the three and six months ended June 30, 2024 as if the acquisition of Former TechTarget had occurred on January 1, 2023. Note that it is not necessarily indicative of the performance of Informa TechTarget that may have actually occurred had the combination been completed on January 1, 2023.

Business Performance

We continue to make good progress in combining the complementary strengths of Informa Tech’s digital businesses with those of TechTarget, firmly establishing Informa TechTarget with customers in the Foundation Year for the Company.

Our ambition is to become the reference player within data-driven B2B Digital Marketing, a $20 billion growth market, establishing Informa TechTarget as an indispensable source of trusted expertise, knowledge and actionable data, and an essential partner to the B2B technology sector.

Q2 Progress and Momentum

Our focus in Q2 was on further progressing our Combination Plan, whilst continuing to deliver for customers. The market backdrop remained subdued, with enterprise technology customers continuing to limit investments in marketing and sales to prioritize research and development. Despite this, we delivered positive momentum, with the strategic and operational actions already taken beginning to have a positive impact on performance.

We achieved strong sequential growth in Q2 revenues, +15.5% to $120 million, up from the $104 million delivered in Q1. This improving momentum was also reflected year-on-year, with Q2 revenues 1.6% lower than in Q2 2024 on a Combined Company basis, improving from the 5.8% year-on-year decline reported in Q1.

Areas of strength included the NetLine and Industry Dive businesses, which both delivered strong growth through the period. Our paid subscription-based business Omdia, also grew year-on-year, underlining the value of its proprietary data and intelligence offering. The Brand & Intent business remained the most volatile, reflecting the continuing lack of commitment to marketing investment and sales support activities amongst enterprise technology customers, something we are confident will improve over time.

We also continued to expand our strategic partnerships that help customers deliver better outcomes announcing new technology integration partnerships with Demandbase, Outreach and Salesloft.

Q2 adjusted EBITDA was $17.3 million with an adjusted EBITDA margin of 14.4%. This was slightly lower than the prior year period on a Combined Company basis largely as a result of lower year-on-year revenues.

The Company reported a Q2 net loss of $399 million, compared to $31 million for the Combined Company in the prior year period and a narrowing from the net loss in Q1 of $523 million. As previously flagged, the Q2 net loss included a $382 million non-cash impairment, reflecting the reduction in the Company’s market capitalization during the quarter relative to book value at the prior quarter-end.

A number of actions supported improving momentum through Q2:

•
Brand Consolidation: We combined the brands within our Intelligence & Advisory offerings (Canalys, ESG, Omdia and Wards) under the Omdia brand, simplifying the offer to customers and freeing up analysts to spend more time in the field, something reflected in consistent growth through the period;
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Focus on Key Accounts: We restructured our go-to-market teams to better target major customer accounts including dedicated sales and service teams with an encouraging growth in bookings from these accounts;
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Product Positioning: We made an early decision to reposition the NetLine business, focusing it on the volume end of the demand generation market to distinguish it from other products within our portfolio and target a market segment that is currently experiencing higher levels of activity. This delivered good year-on-year revenue growth in Q2, with continuing growth in bookings into the second half of the year.

Balance Sheet and Liquidity

The Company ended Q2 with a strong balance sheet, including approximately $62 million in cash and cash equivalents, and with $120 million of its $250 million revolving credit facility utilized. This resulted in a net debt position of $58 million, similar to the position at the end of 2024 demonstrating the resilient cash characteristics of the business model.

Compliance with Nasdaq Listing Rules

Following a period of technical delays to filing through the first half of 2025, reflecting the complications of combining a UK IFRS-based subsidiary business with a US GAAP-based small-cap listed business, the Company has now been compliant with filing requirements under Nasdaq Listing Rule 5250(c)(1) for both Q1 and Q2 2025 reporting. With much of the combination activity now behind us, we expect to make future filings in a timely manner, remaining fully compliant with Nasdaq requirements.

The Foundation Year: Re-focusing Resources on Growth

The next phase of our Combination Plan is underway, as detailed in the announcement on July 14, 2025. This sees us refocus our resources more directly into areas of opportunity and growth, enabling us to make the most of our increased scale, breadth and diversity. The plan involves streamlining certain areas and functions while re-investing in others to improve product and service delivery and enhance our go-to-market capabilities. It is expected to lead to a net reduction of approximately 10% of the Company’s global colleague base.

As we continue to invest in our capabilities to ensure that we are well-positioned to capture current and future demand, we are also looking forward to an exciting new launch (Informa TechTarget Portal) in the fall that will mark a significant step forward in our product strategy taking the first steps to bring together a unified customer experience and an expansion of our audience data.

Cost synergies

A key output of the Combination Plan is the delivery of $45m in annualized run rate synergies by the end of Year 3 ($25 million of cost synergies and $20 million of profit impact from revenue synergies).

In the Foundation Year, we were originally targeting $5 million of cost synergies. Our accelerated approach to combination and addressing areas of duplication means we now expect to more than double our original Year 1 cost savings goal, delivering a minimum of $10 million operating synergies in 2025 with the majority of these savings to be realized in the second half of the year, putting us firmly on track to deliver our annualized run-rate operating expense savings target.

Audience Development

One of the Company’s unique and differentiating factors and a source of long-term value is our proprietary first-party permissioned audience data of over 50 million B2B tech and business professionals worldwide. We serve our audiences by providing trusted market intelligence and analysis that predicts and shapes where technology markets are headed, by producing independent journalism that educates and informs technology and business leaders to help guide their business decisions, and by informing and accelerating the buying journey.

Artificial Intelligence (AI) is evolving the way audiences discover and consume information, including a shift from traditional search to AI-enabled platforms. We have multiple audience engagement strategies that continue to serve us well with active members holding steady. These strategies include Search Engine Optimization (SEO) where our traditional strength translates directly to AI visibility appearing in over 50,000 AI overviews monthly and generating a substantial increase in traffic from AI overviews and with higher conversion rates, but also including the outbound email and newsletter model at Industry Dive which is seeing double-digit growth, partnership models at BrightTALK and NetLine as well as first-party data from Informa PLC. Ultimately, B2B tech buyers require trusted, independent, authoritative sources to support vital technology investment decisions and we continue to prioritize the quality of our 220+ digital brands and were pleased to recently win 45 prestigious online editorial awards across the American Society of Business Publication Editors (ASBPE)’s annual Regional & National Azbee Awards and SIIA’s Jesse H. Neal Awards honoring excellence in B2B journalism.

Overall, we continue to see AI as a significant opportunity for us with benefits from it representing a growing customer market to serve, as a tool to utilize for driving efficiencies, and as a technology to power our content generation strategy and value proposition of our products.

2025 Outlook Reaffirmed: Improving momentum into H2

Feedback from our customer engagements and potential pipeline opportunities provide us with confidence that the improving momentum in our business will continue in the second half of the year.

As we continue to execute on our combination plan during this Foundation Year for our business, and as the impact of our strategic actions around our product initiatives and revitalized go-to-market approach continues to build and gain further traction with customers, we anticipate modest sequential improvement in revenues in Q3 that we expect to improve further in Q4 which will also include a boost from the seasonal inclusion of event revenues within our Canalys business.

Overall, we expect the seasonally stronger H2 to deliver year-on-year revenue growth to leave full year 2025 revenues broadly flat compared to 2024 on a Combined Company basis.

The accelerated delivery of cost synergies which we expect will build in the second half of the year and to reach at least $10 million in 2025, including cost savings from the recently-announced reorganization plan, underpins our ambition for positive growth in adjusted EBITDA in 2025 to at least $85 million and an increase in Adjusted EBITDA margin despite broadly flat revenues while also allowing us to invest in our strategic business priorities.

Conference Call and Webcast

The Company will discuss these financial results in a conference call and webcast on Tuesday August 12, 2025 at 8:30 AM (Eastern Time) which will include brief remarks by management followed by questions and answers.

Conference Call Dial-In Information:

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United States (Toll Free): 1-833-470-1428
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United States: 1-404-975-4839
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United Kingdom (Toll Free): +44 808 189 6484
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United Kingdom: +44 20 8068 2558
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Global Dial-in Numbers
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Access code: 967110
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Please access the call at least 10 minutes prior to the time the conference is set to begin.
•
Please ask to be joined into the Informa TechTarget call.

Conference Call Webcast Information:

This webcast can be accessed via Informa TechTarget’s website at:

https://investor.informatechtarget.com/

Conference Call Replay Information:

A replay of the conference call will be available via telephone beginning one (1) hour after the conference call through September 11, 2025 at 11:59 p.m. EDT. To hear the replay:

•
United States (Toll Free): 1-866-813-9403
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United States: 1-929-458-6194
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Access Code: 703085

Contacts
Dan Noreck, Chief Financial Officer	+1 617 431 9200
Garrett Mann, Corporate Communications	+1 617 431 9371

About Informa TechTarget

TechTarget, Inc. (Nasdaq: TTGT), which also refers to itself as Informa TechTarget, informs, influences and connects the world’s technology buyers and sellers, helping accelerate growth from R&D to ROI.

With a vast reach of over 220 highly targeted technology-specific websites and over 50 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

Underpinned by those audiences and their data, we offer expert-led, data-driven, and digitally enabled services that have the potential to deliver significant impact and measurable outcomes to our clients:

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Trusted information that shapes the industry and informs investment
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Intelligence and advice that guides and influences strategy
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Advertising that grows reputation and establishes thought leadership
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Custom content that engages and prompts action
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Intent and demand generation that more precisely targets and converts

Informa TechTarget is headquartered in Boston, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn.

© 2025 TechTarget, Inc. All rights reserved. All trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA, Combined Company Adjusted EBITDA Margin and Net Debt, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with GAAP.

“Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, costs related to mergers, acquisitions or reduction in forces expenses, and foreign exchange gains or losses, if any. As of the second quarter 2025, we have revised our Adjusted EBITDA calculation to exclude the effects of foreign exchange gains and losses, if any, and we have recast comparative prior period amounts accordingly.

“Adjusted EBITDA Margin” means Adjusted EBITDA divided by Revenue.

“Combined Company Revenue” means revenue calculated as if the acquisition of Former TechTarget occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss” means net income/loss calculated as if the acquisition of Former TechTarget had occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss Margin” means Combined Company Net Loss divided by Combined Company Revenue.

“Combined Company Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, and costs related to mergers, acquisitions or reduction in forces expenses, if any. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information. The items included in the calculation assume the acquisition of Former TechTarget had occurred on January 1, 2023.

“Combined Company Adjusted EBITDA Margin” means Combined Company Adjusted EBITDA divided by Combined Company Revenue.

“Net Debt” at a period end means cash, cash equivalents and short-term investments less financial debt obligations including related party revolving lines of credit.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Adjusted EBITDA margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA, Combined Company Adjusted EBITDA Margin and Net Debt, may not be comparable to the definitions as reported by other companies. We believe that these measures provide relevant and useful information to enable us and investors to compare our operating performance, and financial position in the case of net debt, using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

Combined Company measures are provided to assist our investors in further comparing our performance as if the acquisition of Former TechTarget occurred on January 1, 2023. The components of Adjusted EBITDA and Combined Company Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Adjusted EBITDA is also used in presentations to our Board of Directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain significant items. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, restructuring and other expenses, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our recent acquisition of Former TechTarget and could have a material impact on GAAP reported results for the relevant period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of Informa TechTarget; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions, including as a result of integrating the Informa Tech Digital Businesses with the business of Former TechTarget; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and IT industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in Risk Factors of Informa TechTarget’s Form 10-K for fiscal year 2024 (filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2025) and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TechTarget, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$61,732	$275,983
Short-term investments	—	77,705
Accounts receivable, net of allowance for credit losses of $1,872 and $907 respectively	78,039	79,039
Related party receivables	6,826	2,900
Prepaid taxes	7,140	6,443
Prepaid expenses and other current assets	14,609	13,547
Total current assets	168,346	455,617
Non-current assets:
Property and equipment, net	3,695	4,621
Goodwill	134,978	973,398
Intangible assets, net	767,896	808,732
Operating lease right-of-use assets	13,696	15,907
Deferred tax assets	5,118	5,097
Other non-current assets	2,790	3,115
Total non-current assets	928,173	1,810,870
Total assets	$1,096,519	$2,266,487
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,186	$10,639
Related party payables	18,679	4,795
Contract liabilities	61,504	44,825
Operating lease liabilities	5,240	5,186
Accrued expenses and other current liabilities	22,060	29,328
Accrued compensation expenses	20,923	18,093
Income taxes payable	36,478	6,701
Convertible debt	—	415,690
Total current liabilities	175,070	535,257
Non-current liabilities:
Operating lease liabilities	12,366	15,107
Other liabilities	5,326	4,913
Related party revolving line of credit	120,000	—
Deferred tax liabilities	115,076	139,356
Total non-current liabilities	252,768	159,376
Total liabilities	$427,838	$694,633
Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized; 71,489,000 shares issued and outstanding at June 30, 2025; 71,460,169 shares issued and outstanding at December 31, 2024	71	71
Additional paid-in capital	1,634,904	1,626,785
Retained deficit	(997,987)	(75,937)
Accumulated other comprehensive income	31,693	20,935
Total stockholders’ equity	668,681	1,571,854
Total liabilities and stockholders’ equity	$1,096,519	$2,266,487

TechTarget, Inc.

Unaudited Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
		As Restated		As Restated
Revenues[1]	$119,943	$62,968	$223,830	$121,627
Cost of revenues[1,2]	(51,164)	(26,701)	(95,324)	(50,670)
Gross profit	68,779	36,267	128,506	70,957
Operating expenses:
Selling and marketing[2]	37,063	14,072	70,373	27,879
General and administrative[1,2]	18,921	17,394	43,205	35,572
Product development[2]	2,596	2,909	5,385	5,928
Depreciation	531	384	1,063	787
Amortization, excluding amortization of $2,950, $143, $5,423 and $245 included in cost of revenues	22,898	11,194	46,186	22,030
Impairment of goodwill	382,248	—	841,348	—
Impairment of long-lived assets	—	155	—	2,019
Acquisition and integration costs[1]	14,811	22,477	24,139	29,454
Remeasurement of contingent consideration	—	2,100	—	4,164
Total operating expenses	479,068	70,685	1,031,699	127,833
Operating loss	(410,289)	(34,418)	(903,193)	(56,876)
Related party interest expense	(2,815)	(6,202)	(4,628)	(12,403)
Interest income[1]	62	1,231	888	2,464
Other income (expense), net	(5,222)	152	(8,316)	371
Loss before provision for income taxes	(418,264)	(39,237)	(915,249)	(66,444)
Income tax benefit (provision)	19,602	(966)	(6,801)	6,732
Net loss	$(398,662)	$(40,203)	$(922,050)	$(59,712)
Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	6,768	(669)	10,758	1,882
Total comprehensive loss	$(391,894)	$(40,872)	$(911,292)	$(57,830)
Net loss per common share:
Basic	(5.58)	(0.97)	(12.90)	(1.43)
Diluted	(5.58)	(0.97)	(12.90)	(1.43)
Weighted average common shares outstanding:
Basic	71,487,725	41,651,366	71,476,670	41,651,366
Diluted	71,487,725	41,651,366	71,476,670	41,651,366

(1) Amounts include related party transactions as follows:
Revenues	347	70	571	154
Cost of revenues	323	53	600	53
General and administrative	4,917	8,416	10,294	16,921
Interest income	—	834	—	1,863
Acquisition and integration costs	12,101	20,940	19,361	26,995

(2) Amounts include stock-based compensation expense as follows:
Cost of revenues	426	—	734	—
Selling and marketing	2,776	—	5,533	—
General and administrative	773	300	1,484	566
Product development	185	—	368	—

TechTarget, Inc.

Reconciliation of Net Loss to Adjusted EBITDA and Net Loss Margin to Adjusted EBITDA Margin

($ in thousands)

	For Three Months Ended June 30,			For Six Months Ended June 30,
	2025	2024	2024	2025	2024	2024
		As Restated	Combined		As Restated	Combined
Revenues	$119,943	$62,968	$121,882	$223,830	$121,627	$232,177
Net loss	$(398,662)	$(40,203)	$(31,108)	$(922,050)	$(59,712)	$(62,696)
Interest (income) expense, net	2,745	4,972	1,648	3,775	9,939	3,437
Provision (benefit) for income taxes	(19,602)	966	2,860	6,801	(6,732)	(3,278)
Depreciation	531	384	661	1,063	787	1,348
Amortization	25,848	11,337	25,002	51,609	22,275	49,605
EBITDA	$(389,140)	$(22,544)	$(937)	$(858,802)	$(33,443)	$(11,584)
Stock-based compensation	4,160	300	11,643	8,119	566	23,368
Other (income) expense, net	5,230	(152)	(107)	8,281	(371)	(218)
Impairment of goodwill	382,248	-	-	841,348	-	-
Impairment of long-lived assets	-	155	155	-	2,019	2,019
Acquisition and integration costs	14,811	22,477	6,039	24,139	29,454	13,797
Remeasurement of contingent consideration	-	2,100	2,100	-	4,164	4,164
Adjusted EBITDA	$17,309	$2,336	$18,893	$23,085	$2,389	$31,546
Net loss margin	(332.4)%	(63.8)%	(25.5)%	(411.9)%	(49.1)%	(27.0)%
Adjusted EBITDA margin	14.4%	3.7%	15.5%	10.3%	2.0%	13.6%

TechTarget Inc.

Reconciliation of Combined Company Revenue and Net Loss

For the three months ended June 30, 2024

($ in thousands)

	Historical		Combined Company
	Informa Tech Digital Business (Note a)	Former TechTarget (Note b)	Transaction Accounting Adjustments	Note	Combined Company
Revenues	$62,968	$58,914	$—		$121,882
Cost of revenues:
Cost of revenues	(26,558)	(21,414)	1,274	(c)	(46,698)
Amortization of acquired technology	(143)	(703)	(4,264)	(d)	(5,110)
Gross profit	36,267	36,797	(2,990)		70,074
Operating expenses:
Selling and marketing	14,072	23,187	19	(e)	37,278
General and administrative	17,394	7,625	84	(f)	25,103
Product development	2,909	2,644	—		5,553
Depreciation	384	277	—		661
Amortization	11,194	3,523	5,175	(g)	19,892
Impairment of long-lived assets	155	—	—		155
Acquisition and integration costs	22,477	—	(18,507)	(h)	3,970
Transaction and related expenses	—	2,069	—		2,069
Remeasurement of contingent consideration	2,100	—	—		2,100
Total operating expenses	70,685	39,325	(13,229)		96,781
Operating loss	(34,418)	(2,528)	10,239		(26,707)
Interest expense	—	(551)	—		(551)
Interest income	1,231	3,874	—		5,105
Other income (expense), net	152	(45)	—		107
Related party interest expense	(6,202)	—	—		(6,202)
Loss before provision for income taxes	(39,237)	750	10,239		(28,248)
Income tax benefit (provision)	(966)	563	(2,457)	(i)	(2,860)
Net loss	$(40,203)	$1,313	$7,782		$(31,108)
(a)
Represents the condensed statement of income of the Informa Tech Digital Business for the quarter ended June 30, 2024.
(b)
Represents the condensed consolidated statement of operations as reported in Former TechTarget’s Form 10-Q for the quarter ended June 30, 2024.
(c)
Represents adjustments to cost of revenues associated with the elimination of TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(d)
Represents the elimination of Former TechTarget’s historical amortization of acquired technology of $703 thousand and recognition of new amortization expense of $4,967 thousand resulting from intangible assets identified as part of the purchase price allocation.
(e)
Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(f)
Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(g)
Represents the elimination of Former TechTarget’s historical amortization of intangible assets of $3,523 thousand and recognition of new amortization expense of $8,698 thousand resulting from intangible assets identified as part of the purchase price allocation.
(h)
Represents the elimination of acquisition costs of $18,507 thousand incurred by the Informa Tech Digital Business for the three months ended June 30, 2024.
(i)
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 24.0% applied to all adjustments.

TechTarget Inc.

Reconciliation of Combined Company Revenue and Net Loss

For the six months ended June 30, 2024

($ in thousands)

	Historical		Combined Company
	Informa Tech Digital Business (Note a)	Former TechTarget (Note b)	Transaction Accounting Adjustments	Note	Combined Company
Revenues	$121,627	$110,550	$-		$232,177
Cost of revenues:
Cost of revenues	(50,425)	(40,572)	2,446	(c)	(88,551)
Amortization of acquired technology	(245)	(1,405)	(8,529)	(d)	(10,179)
Gross profit	70,957	68,573	(6,083)		133,447
Operating expenses:
Selling and marketing	27,879	46,149	37	(e)	74,065
General and administrative	35,572	14,320	166	(f)	50,058
Product development	5,928	5,397	—		11,325
Depreciation	787	561	—		1,348
Amortization	22,030	7,048	10,348	(g)	39,426
Impairment of long-lived assets	2,019	—	—		2,019
Acquisition and integration costs	29,454	—	(24,252)	(h)	5,202
Transaction and related expenses	—	8,595	—		8,595
Remeasurement of contingent consideration	4,164	—	—		4,164
Total operating expenses	127,833	82,070	(13,701)		196,202
Operating loss	(56,876)	(13,497)	7,618		(62,755)
Interest expense	—	(1,103)	—		(1,103)
Interest income	2,465	7,605	—		10,070
Other income (expense), net	371	(153)	—		218
Related party interest expense	(12,403)	—	—		(12,403)
Loss before provision for income taxes	(66,443)	(7,148)	7,618		(65,973)
Income tax benefit (provision)	6,731	(1,627)	(1,827)	(i)	3,277
Net loss	$(59,712)	$(8,775)	$5,791		$(62,696)

(a)
Represents the condensed statement of income of the Informa Tech Digital Business for the six months ended June 30, 2024.
(b)
Represents the condensed consolidated statement of operations as reported in Former TechTarget’s Form 10-Q for the six months ended June 30, 2024.
(c)
Represents adjustments to cost of revenues associated with the elimination of TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(d)
Represents the elimination of Former TechTarget’s historical amortization of acquired technology of $1,405 thousand and recognition of new amortization expense of $9,934 thousand resulting from intangible assets identified as part of the purchase price allocation.
(e)
Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(f)
Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(g)
Represents the elimination of Former TechTarget’s historical amortization of intangible assets of $7,048 thousand and recognition of new amortization expense of $17,396 thousand resulting from intangible assets identified as part of the purchase price allocation.
(h)
Represents the elimination of acquisition costs of $24,252 thousand incurred by the Informa Tech Digital Business for the six months ended June 30, 2024.
(i)
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 24.0% applied to all adjustments.